AMENDED AND RESTATED
REIMBURSEMENT LOAN NOTE


$4,000,000                    San Francisco, California
                         January 17, 1997

WHEREAS, Hambrecht & Quist California, a wholly owned subsidiary of Hambrecht & Quist Group (the "Lender"), pursuant to the terms of that certain Reimbursement Agreement, dated as of December 31, 1996, by and among Vanguard Airlines, Inc., a Delaware corporation (the "Corporation" or "Borrower") and Lender, as amended from time to time (the "Agreement"), has caused a Letter of Credit to be established for the benefit of Michigan National Bank; and

WHEREAS, Corporation and Lender hereby amend and restate the Reimbursement Loan Note dated as of January 17, 1997 to read in its entirety as follows:

FOR VALUE RECEIVED,VANGUARD AIRLINES, INC., a Delaware corporation (the "Corporation") hereby unconditionally promises to pay to the order of HAMBRECHT & QUIST CALIFORNIA, a wholly owned subsidiary of Hambrecht & Quist Group, or their assigns, in lawful money of the United States of America and in immediately available funds, the sum of Four Million Dollars ($4,000,000) or so much thereof as from time to time may be advanced hereunder pursuant to Section 2.8 of that certain Reimbursement Agreement, dated as of December 31, 1996, by and among the Corporation and Lender, as amended from time to time (the "Agreement"), in connection with drawings under either the (i) certain Letter of Credit No. 3002741 dated January 17, 1997, issued by the BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION in favor of BOATMEN'S MERCHANT PROCESSING CO, L.L.C. (including any amendment thereof or substitute therefor or replacement (the "Letter of Credit") in accordance with the terms and conditions set forth in the Agreement. Borrower shall also pay interest (calculated on the basis of a 365 or 366 day year and actual number of days elapsed) on such sum or the portion thereof from time to time outstanding hereunder, monthly, at the rates and in accordance with the terms and conditions set forth in the Agreement.

This Reimbursement Loan Note is issued under and is subject to the terms and conditions of the Agreement. All definitions, terms, conditions, rights and provisions set forth in the Agreement, are hereby incorporated herein in their entirety.


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Annexed hereto and made a part hereof is a schedule (the "Loan and
Repayment Schedule") on which shall be shown all advances by Lender pursuant to the Agreement (each such advance, a "Reimbursement Loan") and all repayments of principal made to Lender hereunder. The Corporation hereby appoints Lender as its agent to endorse the date and the amount of each such Reimbursement Loan or principal repayment made hereunder. Such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that failure to make any such endorsement (or any errors in notation) shall not affect in any manner the obligations of Corporation with respect to the amounts payment hereunder.

This Reimbursement Loan Note is subject to acceleration upon the occurrence of certain events as provided in the Agreement. The Corporation shall have the right to prepay this Reimbursement Loan Note in whole or in part, without penalty or premium, at any time.

All payments or prepayments of principal of and interest on this Reimbursement Loan Note shall be payable to the Account of Lender as specified in Section 2.6 of the Agreement.

All payments and prepayments hereon shall be applied FIRST, to costs and expenses and other amounts due and owing to Lender under the Agreement; SECOND, to accrued interest then payable; and THIRD to principal of the Reimbursement Loans in chronological order of funding of the Reimbursement Loans and within each Reimbursement Loan in inverse chronological order of principal amortization.

The full amount of this Reimbursement Loan Note is secured by the Collateral identified and described as security therefor in that certain Security Agreement executed and delivered by Corporation as of December 31, 1996. Corporation shall not, directly or indirectly, suffer or permit to be created or to remain, and shall promptly discharge, any lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.
In addition, Corporation shall not suffer any other matter whereby an interest of Lender under the Security Agreement in the collateral or in any lien pursuant to the Security Agreement or any part of the foregoing might by impaired, except as permitted pursuant to such Security Agreement.

The Corporation hereby waives presentment, demand, protest, notice of protest or other notice of dishonor of any kind or of non-payment of this Reimbursement Loan Note, and promises to pay all reasonable costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

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The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

 No extension of the time for the payment of this Reimbursement Loan Note or any installment hereof made by agreement with any Person now or hereafter liable for the payment of this Reimbursement Loan Note shall operate to release or discharge the original liability under this Reimbursement Loan Note, either in whole or in part, of the Corporation.

This Reimbursement Loan Note is to be construed according to the laws of the State of California, without regard to principles of conflict of laws.

The provisions of this Note shall inure to the benefit of and be binding on any successor to Lender and shall extend to any holder hereof.
























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CORPORATION:             VANGUARD AIRLINES, INC.

                    By:

                    Printed Name:

                    Title:




































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